Exhibit 5.1

DLA Piper LLP (US)
4365 Executive Drive, Suite 1100
San Diego, California 92121-2133
T: (858) 677-1400
F: (858)-677-1401
www.dlapiper.com

December 19, 2025
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
Ladies and Gentlemen:
As legal counsel for QUALCOMM Incorporated, a Delaware corporation (the “Company”), we are rendering this opinion in connection with the registration, on Form S-8, under the Securities Act of 1933, as amended, of up to 788,739 shares of the Common Stock, $0.0001 par value per share (the “Registration Statement”), of the Company issuable upon the vesting or settlement of certain restricted stock units and stock options granted under the Alphawave Long Term Incentive Plan 2021 (the “Plan”), which were assumed by the Company and converted into unvested awards for restricted stock units of the Company pursuant to the scheme of arrangement under Part 26 of the UK Companies Act 2006 by and among the Company, Aqua Acquisition Sub LLC and Alphawave IP Group plc, dated July 7, 2025.
We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. We express no opinion concerning any law other than the corporation laws of the State of Delaware and the federal law of the United States. As to matters of Delaware corporation law, we have based our opinion solely upon our examination of such laws and the rules and regulations of the authorities administering such laws, all as reported in standard, unofficial compilations. We have not obtained opinions of counsel licensed to practice in jurisdictions other than the State of California.
Based on such examination, we are of the opinion that the 788,739 shares of Common Stock which may be issued in connection with the Plan are duly authorized shares of the Company’s Common Stock, and, when issued against receipt of the consideration therefore in accordance with the provisions of the Plan, will be validly issued, fully paid and nonassessable. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and the use of our name wherever it appears in said Registration Statement.
Respectfully submitted,

/s/ DLA Piper LLP (US)

DLA Piper LLP (US)